Exhibit 99.1

TEXAS PACIFIC LAND TRUST

 1700 Pacific Avenue
Suite 1670
Dallas, Texas 75201
__________

TRUSTEES: Maurice Meyer III Joe R. Clark John R. Norris III	Telephone (214) 969-5530	ROY THOMAS General Agent DAVID M. PETERSON Assistant General Agent

NEWS RELEASE

Texas Pacific Land Trust (TPL)

FOR IMMEDIATE RELEASE

DALLAS, TEXAS, July 1, 2004 — Texas Pacific Land Trust announced today that it has entered into contracts for the sale of approximately 1,400 acres of land near El Paso, Texas for aggregate consideration of $19,259,000. Closing of the transaction is subject to satisfaction of a number of contingencies, including the purchaser’s receipt of satisfactory environmental and engineering studies prior to September 30, 2004. Total land sales for the year 2003 were $1,629,191 and for 2002, $3,050,784.

This news release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding the Trust’s future operations and prospects, the markets for real estate in the areas in which the Trust owns real estate, applicable zoning regulations, the markets for oil and gas, production limits on prorated oil and gas wells authorized by the Railroad Commission of Texas, expected competition, management’s intent, beliefs or current expectations with respect to the Trusts’ future financial performance and other matters. We assume no responsibility to update any such forward-looking statements.